UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 9, 2019 (September 5, 2019)
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 5, 2019, Christine M. Vujovich and Thomas J. Tischhauser notified the Board of Directors (the “Board”) of Kimball Electronics, Inc. (the “Company”) of their respective decisions not to stand for re-election to the Board at the 2019 Annual Meeting of Share Owners scheduled for November 7, 2019. Ms. Vujovich will continue to serve as a director and a member of the Audit Committee and Mr. Tischhauser will continue to serve as a director and a member of the Compensation and Governance Committee until the conclusion of the Annual Share Owners meeting.

Ms. Vujovich and Mr. Tischhauser were initially elected to the Board in 2014 following the spin-off of the Company from its former parent. The decision by each of Ms. Vujovich and Mr. Tischhauser not to stand for re-election did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Company’s press release announcing the retirement of Ms. Vujovich and Mr. Tischhauser is attached on Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Press Release Dated September 9, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: September 9, 2019